CERTIFICATE OF MERGER

OF

IKONA GEAR INTERNATIONAL, INC.

(a Nevada corporation)

INTO

IKONA GEAR INTERNATIONAL, INC.

(a Delaware corporation)

______________

Pursuant to Sections 103 and 252(c) of the

General Corporation Law of the State of Delaware

______________

Ikona Gear International, Inc., a Delaware corporation, which desires to merge with Ikona Gear International, Inc., a Nevada corporation, pursuant to the provisions of Section 252(c) of the General Corporation Law of the State of Delaware (the “Merger”), hereby certifies as follows:

FIRST:

The names and states of incorporation of the constituent corporations in the Merger (the “Constituent Corporations”) are as follows:

Name

State of Incorporation

Ikona Gear International, Inc.

Nevada

Ikona Gear International, Inc.

Delaware

SECOND:

An Agreement and Plan of Merger, dated as of April 27, 2007, by and among Ikona Gear International, Inc., a Nevada corporation, and Ikona Gear International, Inc., a Delaware corporation (the “Agreement”), has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 252(c) of the General Corporation Law of the State of Delaware.

THIRD:

The surviving corporation shall be Ikona Gear International, Inc., a Delaware corporation (the “Surviving Corporation”).

FOURTH:

The Certificate of Incorporation of Ikona Gear International, Inc., a Delaware corporation, as in effect immediately prior to the filing of this Certificate of Merger, shall be the Certificate of Incorporation of the Surviving Corporation.

FIFTH:

The authorized capital stock of Ikona Gear International, Inc., a Nevada Corporation consists of 100,000,000 shares of common stock, $.00001 par value per share.

SIXTH:

The executed Agreement is on file at the principal place of business of the Surviving Corporation.  The address of the principal place of business of the Surviving Corporation is 1650 Brigantine Drive, Unit #100, Coquitlam, British Columbia, Canada  V3K 7B5.

SEVENTH:

A copy of the executed Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

IN WITNESS WHEREOF, Ikona Gear International, Inc., has caused this Certificate of Merger to be signed by its President, and attested by its Secretary, as of this 27th day of April, 2007.

IKONA GEAR INTERNATIONAL, INC.

a Delaware corporation

By:/s/ Laith I. Nosh

     Laith I. Nosh, President

ATTEST:

By:/s/ J. Brendan Burns

     J. Brendan Burns, Secretary

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